UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 DATE OF REPORT
               (DATE OF EARLIEST EVENT REPORTED): November 3, 2005


                                                                  IRS Employer
Commission       Registrant; State of Incorporation;            Identification
File Number      Address; and Telephone Number                          Number
------------     ---------------------------------------     -------------------

1-13739          UNISOURCE ENERGY CORPORATION                      86-0786732
                 (An Arizona Corporation)
                 One South Church Avenue, Suite 100
                 Tucson, AZ 85701
                 (520) 571-4000

1-5924           TUCSON ELECTRIC POWER COMPANY                     86-0062700
                 (An Arizona Corporation)
                 One South Church Avenue, Suite 100
                 Tucson, AZ 85701
                 (520) 571-4000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
-------------------------------------------------------

         On November 3, 2005, UniSource Energy Corporation ("UniSource Energy") issued a press release announcing earnings for the quarter ended September 30, 2005 for UniSource Energy and Tucson Electric Power Company. A copy of the press release is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits
-------------------------------------------
         Exhibit 99 UniSource Energy Corporation Press Release, dated November 3, 2005

                                   SIGNATURES





            Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.








Date: November 3, 2005                    UNISOURCE ENERGY CORPORATION
                                      ------------------------------------
                                                (Registrant)


                                             /s/ Kevin P. Larson
                                      ------------------------------------
                                        Senior Vice President and Principal
                                             Financial Officer


Date: November 3, 2005                    TUCSON ELECTRIC POWER COMPANY
                                      ------------------------------------
                                                (Registrant)


                                             /s/ Kevin P. Larson
                                      ------------------------------------
                                        Senior Vice President and Principal
                                              Financial Officer

                                                                      Exhibit 99


[GRAPHIC OMITTED][GRAPHIC OMITTED]

FOR IMMEDIATE RELEASE                                           November 3, 2005
Media Contact: Joe Salkowski, (520) 884-3625                         Page 1 of 6
Financial Analyst Contact: Jo Smith, (520) 884-3650

            UNISOURCE ENERGY REPORTS THIRD QUARTER EARNINGS FOR 2005

Tucson, Ariz. - UniSource Energy Corp. (NYSE: UNS) today reported earnings for the third quarter of 2005 of $18.4 million, or $0.53 per basic share of common stock. For the same period in 2004, UniSource Energy reported earnings of $23.8 million, or $0.69 per share.

The unplanned, four-week outage of a 380-megawatt generator serving Tucson Electric Power (TEP), UniSource Energy's largest subsidiary, and charges related to mark-to-market adjustments on forward energy sales contributed to lower earnings this past quarter.

The outage of Unit 2 at TEP's coal-fired Springerville Generating Station (SGS) reduced TEP's utility gross margin (the sum of retail and wholesale electric revenues less fuel and purchased power expense) by $14 million due to replacement power costs and lost wholesale sales opportunities.

"The outage occurred during a period of high energy use by TEP customers, so our replacement power costs were significant," said James S. Pignatelli, Chairman, President and CEO of UniSource Energy.

"We've fully repaired the damage and addressed the control system malfunction that caused it," Pignatelli said. "So we're well positioned to take advantage of higher market power prices by capitalizing on wholesale sales opportunities at a time when moderate weather leads to lower energy use by TEP's retail customers."

TEP's pre-tax unrealized losses increased $8 million due to forward energy sales made before Gulf Coast hurricanes drove up wholesale power prices. Because those contracts are now priced below market, TEP recorded a negative mark-to-market adjustment. This adjustment will be reversed when TEP delivers that energy in the fourth quarter of 2005 and the first six months of 2006.

UniSource Energy Services, which provides gas and electric service in northern and southern Arizona through subsidiaries UNS Gas and UNS Electric, reported earnings of $0.2 million during the third quarter of 2005, compared to earnings of $0.4 million from the same period last year.

TUCSON ELECTRIC POWER COMPANY

TEP reported earnings for the third quarter of 2005 of $20.4 million, or $0.58 per basic UniSource Energy share, compared with earnings of $26.2 million, or $0.76 per basic share, during the same period last year.

Factors impacting TEP's third quarter 2005 results include:

- a $16.2 million increase in retail revenues due to warmer weather and the expansion of TEP's customer base, which grew to 382,325 by the end of the third quarter - a 3 percent increase from the same period last year. Those gains were offset by higher replacement power costs and unrealized losses recorded on forward energy sales, leading to a $27.1 million decline in utility gross margin;

- a $5.6 million reduction in interest expense due to a financial restructuring completed earlier this year; and

- a $4.2 million gain from the sale of excess sulfur dioxide (SO2) emissions allowances.

Other factors affecting TEP's third quarter earnings include lower depreciation expense resulting from the extension of depreciation lives of various generation assets as of July 2004 and April 2005, and higher expenses related to amortization of the Transition Recovery Asset (TRA).


UNS GAS

UNS Gas reported a net loss in the third quarter of 2005 of $2.1 million, compared with a net loss of $1.8 million during the same period last year.

Retail therm sales for the quarter decreased 1.2 percent over last year due to warmer weather in northern Arizona. UNS Gas' retail customer base grew to 136,207 by the end of the third quarter, a 4.4 percent increase from the same period last year.


UNS ELECTRIC

UNS Electric reported earnings for the third quarter of 2005 of $2.3 million, compared with earnings of $2.2 million for the third quarter of 2004.

Warmer weather and customer growth led to a 6 percent increase in kilowatt hour sales compared with the same period last year. UNS Electric's customer base grew to 88,362 customers, a 4.9 percent increase over the same period last year.


MILLENNIUM ENERGY HOLDINGS

Millennium Energy Holdings, a subsidiary that oversees UniSource Energy's unregulated investments, reported a net loss of $0.4 million during this past quarter, compared with a loss of $1.4 million from the same period last year.

YEAR TO DATE

UniSource Energy's consolidated year-to-date earnings through September 30, 2005 were $24.1 million, or $0.69 per basic share of common stock. During the same period last year, UniSource Energy reported earnings of $43.0 million, or $1.25 per basic share.


EARNINGS PER BASIC SHARE SUMMARY

                                                         3rd Quarter               Year-to-Date Sept. 30,
Net Income (Loss) - In Millions                          2005           2004          2005           2004
----------------------------------------------------------------------------------------------------------
TEP                                                     $20.4          $26.2         $27.8          $45.0
UNS Gas                                                  (2.1)          (1.8)          2.2            1.6
UNS Electric                                              2.3            2.2           3.7            4.2
MEH                                                      (0.4)          (1.4)         (4.9)          (2.7)
Other                                                    (1.8)          (1.4)         (4.7)          (5.1)
----------------------------------------------------------------------------------------------------------
UniSource Energy Consolidated                           $18.4          $23.8         $24.1          $43.0
==========================================================================================================

                                                         3rd Quarter               Year-to-Date Sept. 30,
----------------------------------------------------------------------------------------------------------
Per Basic UniSource Energy Share                         2005           2004          2005           2004
----------------------------------------------------------------------------------------------------------
TEP                                                     $0.58          $0.76         $0.80          $1.31
UNS Gas                                                 (0.06)         (0.05)         0.06           0.05
UNS Electric                                             0.07           0.06          0.11           0.12
MEH                                                     (0.01)         (0.04)        (0.14)         (0.08)
Other                                                   (0.05)         (0.04)        (0.14)         (0.15)
----------------------------------------------------------------------------------------------------------
UniSource Energy Consolidated                           $0.53          $0.69         $0.69          $1.25
==========================================================================================================

Avg. Basic Shares Outstanding (millions)                 34.9           34.4          34.8           34.3

(1) Includes net losses from Global Solar of: $1.6 million in the third quarters of 2005 and 2004;
    $4.9 million in the first nine months of 2005; and $4.0 million in the first nine months of 2004.

(2) Includes:for 2005, UniSource Energy stand-alone; and for 2004, also includes income and losses from UniSource Energy Development.

UniSource Energy believes that the presentation of TEP, UNS Gas, UNS Electric, Millennium, and Other segment net income or loss on a per basic UniSource Energy share basis, which are non-GAAP financial measures, provides useful information to investors by disclosing the results of operations of its business segments on a basis consistent with UniSource Energy's reported earnings.

EARNINGS OUTLOOK

UniSource Energy's management reaffirms its estimate given on Sept. 8, 2005, that 2005 full-year earnings will be between $1.30 and $1.60 per basic share.

Numerous factors can affect UniSource Energy's ability to reach the 2005 estimate. The factors include, but are not limited to: changes in accounting standards; uncertainties prevailing in the wholesale power market; regulatory decisions; performance of TEP's generating plants; the weather; the pace and strength of the economic recovery in the region; fuel and purchased power expense; changes to long-term contracts; changes in asset depreciable lives; and the amount of losses incurred by Millennium.

UniSource Energy's earnings are subject to its utilities' seasonal energy sales. Generally, TEP records a significant portion of its earnings during the third quarter as a result of peak energy usage during the summer.

Third Quarter 2005 Earnings Discussion

UniSource Energy officials will discuss the company's third quarter 2005 earnings on Friday, Nov. 4, beginning at 11 a.m. EST in a conference call that will be available live on the Internet. James S. Pignatelli, UniSource Energy Chairman, President and Chief Executive Officer, and Kevin P. Larson, Senior Vice President and Chief Financial Officer, will host the call.

Telephone Access
----------------
To listen to the live conference call, dial 877-582-0446 five to 10 minutes prior to the event and reference confirmation code 1733759. A telephone replay will be available for seven days starting Nov. 4. To listen to the replay, dial 800-642-1687 and reference confirmation code 1733759.

Internet Access
---------------
A live audio-only webcast of the conference call is available through a link at www.uns.com. Listeners are encouraged to visit the Web site at least 30 minutes before the event to register, download and install any necessary audio software. A recording of the webcast will be available for 30 days through a link at uns.com.

UniSource Energy's primary subsidiaries include Tucson Electric Power, which serves more than 380,000 customers in southern Arizona; UniSource Energy Services, provider of natural gas and electric service for more than 224,000 customers in northern and southern Arizona; and Millennium Energy Holdings, parent company of UniSource Energy's unregulated energy businesses. For more information about UniSource Energy and its subsidiaries, visit uns.com.


This news release contains forward-looking information that involves risks and uncertainties, that include, but are not limited to: changes in accounting standards the outcome of regulatory proceedings; the ongoing restructuring of the electric industry; regional economic and market conditions which could affect customer growth and the cost of fuel and power supplies; changes to long-term contracts; performance of TEP's generating plants; the weather; changes in asset depreciable lives; changes related to the recognition of unbilled revenue; the cost of debt and equity capital; and other factors listed in UniSource Energy's Form 10-K and 10-Q filings with the Securities and Exchange Commission. The preceding factors may cause future results to differ materially from outcomes currently expected by UniSource Energy.

UNISOURCE ENERGY 2005 RESULTS


UniSource Energy Corporation
Condensed Consolidated Statements of Income                                      Three Months Ended
(in thousands of dollars, except per share amounts)                                  September 30,          Increase / (Decrease)
                                                                                                          -------------------------
(UNAUDITED)                                                                    2005                2004       Amount       Percent
-----------------------------------------------------------------------------------------------------------------------------------
Operating Revenues
  Electric Retail Sales                                                    $296,003           $ 277,089     $ 18,914           6.8
  Electric Wholesale Sales                                                   30,830              37,310       (6,480)        (17.4)
  Gas Revenue                                                                16,231              15,812          419           2.6
  Other Revenues                                                              6,188               5,098        1,090          21.4
-----------------------------------------------------------------------------------------------------------------------------------
    Total Operating Revenues                                                349,252             335,309       13,943           4.2
-----------------------------------------------------------------------------------------------------------------------------------
Operating Expenses
  Fuel                                                                       66,510              63,514        2,996           4.7
  Purchased Energy                                                          105,982              69,749       36,233          51.9
  Other Operations and Maintenance                                           52,827              58,332       (5,505)         (9.4)
  Depreciation and Amortization                                              33,878              36,372       (2,494)         (6.9)
  Amortization of Transition Recovery Asset                                  20,242              19,112        1,130           5.9
  Taxes Other Than Income Taxes                                              10,305              12,769       (2,464)        (19.3)
    Total Operating Expenses                                                289,744             259,848       29,896          11.5
-----------------------------------------------------------------------------------------------------------------------------------
      Operating Income                                                       59,508              75,461      (15,953)        (21.1)
-----------------------------------------------------------------------------------------------------------------------------------
Other Income (Deductions)
  Interest Income                                                             4,657               5,006         (349)         (7.0)
  Other Income                                                                3,261               1,330        1,931           N/M
  Other Expense                                                                 (25)               (298)         273          91.6
-----------------------------------------------------------------------------------------------------------------------------------
    Total Other Income (Deductions)                                           7,893               6,038        1,855          30.7
-----------------------------------------------------------------------------------------------------------------------------------
Interest Expense
  Long-Term Debt                                                             18,002              19,549       (1,547)         (7.9)
  Interest on Capital Leases                                                 20,078              20,792         (714)         (3.4)
  Loss on Reacquired Debt                                                         -                 204         (204)          N/M
  Other Interest Expense, Net of Amounts Capitalized                            (12)                 56          (68)          N/M
-----------------------------------------------------------------------------------------------------------------------------------
    Total Interest Expense                                                   38,068              40,601       (2,533)         (6.2)
-----------------------------------------------------------------------------------------------------------------------------------

Income Before Income Taxes                                                   29,333              40,898      (11,565)        (28.3)
  Income Tax Expense                                                         10,936              17,099       (6,163)        (36.0)
-----------------------------------------------------------------------------------------------------------------------------------
Net Income                                                                 $ 18,397            $ 23,799     $ (5,402)        (22.7)
===================================================================================================================================
Weighted-average Shares of Common Stock Outstanding (000)                    34,915              34,434          481           1.4
===================================================================================================================================
Basic Earnings per Share                                                      $0.53               $0.69       $(0.16)        (23.2)
===================================================================================================================================
Diluted Earnings per Share                                                    $0.49               $0.68       $(0.19)        (27.9)
===================================================================================================================================
Dividends Declared per Share                                                  $0.19               $0.16        $0.03          18.8
===================================================================================================================================

                                                                              Three Months Ended
Tucson Electric Power                                                           September 30,           Increase / (Decrease)
Electric MWh Sales:                                                            2005                2004       Amount       Percent
-----------------------------------------------------------------------------------------------------------------------------------
  Retail Sales                                                            2,828,827           2,655,193      173,634           6.5
  Wholesale Sales                                                           659,776             727,140      (67,364)         (9.3)
-----------------------------------------------------------------------------------------------------------------------------------
    Total                                                                 3,488,603           3,382,333      106,270           3.1
===================================================================================================================================

N/M - Not Meaningful
Reclassifications have been made to prior periods to conform to the current period's presentation.




UNISOURCE ENERGY 2005 RESULTS

UniSource Energy Corporation
Condensed Consolidated Statements of Income                                        Nine Months Ended
(in thousands of dollars, except per share amounts)                                  September 30,          Increase / (Decrease)
                                                                                                          -------------------------
(UNAUDITED)                                                                    2005                2004       Amount       Percent
-----------------------------------------------------------------------------------------------------------------------------------
Operating Revenues
  Electric Retail Sales                                                    $699,378           $ 675,508     $ 23,870           3.5
  Electric Wholesale Sales                                                  107,881             121,199      (13,318)        (11.0)
  Gas Revenue                                                                88,838              84,825        4,013           4.7
  Other Revenues                                                             14,676              13,942          734           5.3
-----------------------------------------------------------------------------------------------------------------------------------
    Total Operating Revenues                                                910,773             895,474       15,299           1.7
-----------------------------------------------------------------------------------------------------------------------------------

Operating Expenses
  Fuel                                                                      169,664             166,303        3,361           2.0
  Purchased Energy                                                          239,286             184,838       54,448          29.5
  Other Operations and Maintenance                                          175,567             178,320       (2,753)         (1.5)
  Depreciation and Amortization                                             102,046             108,068       (6,022)         (5.6)
  Amortization of Transition Recovery Asset                                  43,865              39,712        4,153          10.5
  Taxes Other Than Income Taxes                                              36,314              38,491       (2,177)         (5.7)
-----------------------------------------------------------------------------------------------------------------------------------
    Total Operating Expenses                                                766,742             715,732       51,010           7.1
-----------------------------------------------------------------------------------------------------------------------------------
      Operating Income                                                      144,031             179,742      (35,711)        (19.9)
-----------------------------------------------------------------------------------------------------------------------------------

Other Income (Deductions)
  Interest Income                                                            14,694              14,888         (194)         (1.3)
  Other Income                                                                6,064               9,271       (3,207)        (34.6)
  Other Expense                                                              (2,267)             (2,900)         633          21.8
-----------------------------------------------------------------------------------------------------------------------------------
    Total Other Income (Deductions)                                          18,491              21,259       (2,768)        (13.0)
-----------------------------------------------------------------------------------------------------------------------------------

Interest Expense
  Long-Term Debt                                                             58,098              61,064       (2,966)         (4.9)
  Interest on Capital Leases                                                 59,225              60,901       (1,676)         (2.8)
  Loss on Reacquired Debt                                                     5,261               1,839        3,422           N/M
  Other Interest Expense, Net of Amounts Capitalized                           (732)               (487)        (245)        (50.3)
-----------------------------------------------------------------------------------------------------------------------------------
    Total Interest Expense                                                  121,852             123,317       (1,465)         (1.2)
-----------------------------------------------------------------------------------------------------------------------------------

Income Before Income Taxes                                                   40,670              77,684      (37,014)        (47.6)
  Income Tax Expense                                                         16,588              34,663      (18,075)        (52.1)
-----------------------------------------------------------------------------------------------------------------------------------

Net Income                                                                 $ 24,082            $ 43,021    $ (18,939)        (44.0)
===================================================================================================================================
Weighted-average Shares of Common Stock Outstanding (000)                    34,786              34,347          439           1.3
===================================================================================================================================
Basic Earnings per Share                                                      $0.69               $1.25       $(0.56)        (44.8)
===================================================================================================================================
Diluted Earnings per Share                                                    $0.68               $1.23       $(0.55)        (44.7)
===================================================================================================================================
Dividends Declared per Share                                                  $0.57               $0.48        $0.09          18.8
===================================================================================================================================

                                                                              Nine Months Ended
Tucson Electric Power                                                           September 30,              Increase / (Decrease)
                                                                                                          -------------------------
Electric MWh Sales:                                                            2005                2004       Amount       Percent
-----------------------------------------------------------------------------------------------------------------------------------
  Retail Sales                                                            6,897,412           6,642,001      255,411           3.8
  Wholesale Sales                                                         2,175,145           2,551,994     (376,849)        (14.8)
-----------------------------------------------------------------------------------------------------------------------------------
    Total                                                                 9,072,557           9,193,995     (121,438)         (1.3)
===================================================================================================================================

N/M - Not Meaningful
Reclassifications have been made to prior periods to conform to the current period's presentation.